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                                                                  Exhibit 23.5

                             [LETTERHEAD OF KPMG]


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Band Three Radio Limited


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (Reg. No. 333-02849) of Geotek Communications, Inc. (the "Company") of our report dated 15 July 1991, relating to the Band Three Radio Limited statements of the net loss and cash flows for the year ended 31 March 1991, which report was included in the Current Report on Form 8-K/A of the Company, dated June 18, 1993.



/s/ KPMG
- -------------------
KPMG
Reading, England

May 24, 1996